Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form SB-2 (Nos. 333-127938, 333-130577 and
333-136457) of MicroMed Cardiovascular, Inc. of our report dated March 15, 2007 relating to our audit of the consolidated financial statements, which appears in this annual report on Form 10-KSB of MicroMed Cardiovascular, Inc. for the year ended December 31, 2006.

/s/ Singer Lewak Greenbaum & Goldstein LLP

Los Angeles, California

March 15, 2007